EXHIBIT  NO. 5.01
OPINION OF LEGAL COUNSEL


July 23, 2001


Board of Directors
Global Web, Inc.
11814 South Election Road
Draper, Utah

Gentlemen:

        The shares covered by the Registration Statement issued by Global Web, Inc., are fully paid and nonassessable.


                                            Very truly yours,

                                            /s/ Wallace T. Boyack
                                            ---------------------
                                                Wallace T. Boyack

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